UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

____________________

Date of Report (Date of earliest event reported): March 12, 2020

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DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Carlton Avenue, Suite 200 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DFFN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement

In connection with the previously announced resignation of John L. Gainer as the Chief Scientific Officer of Diffusion Pharmaceuticals Inc. (the “Company”), the Company accepted Dr. Gainer’s resignation by reason of retirement, and Dr. Gainer’s employment relationship with the Company terminated pursuant to a separation letter agreement dated March 12, 2020 (the “Separation Agreement”). Pursuant to the Separation Agreement, Dr. Gainer is entitled to his regular pay and benefits through March 12, 2020, including any accrued benefits and any bonus for the 2019 fiscal year. All outstanding and unvested options held by Dr. Gainer as of the date of the Separation Agreement vested as of March 12, 2020, and all options that are outstanding and vested (including the options that vested as of March 12, 2020) will remain exercisable in accordance with their respective terms until the expiration date stated in the applicable option documents. As part of the Separation Agreement, Dr. Gainer has agreed to release the Company and certain related parties, including the Company’s officers, directors and employees, from all claims and liabilities arising prior to the date of the Separation Agreement under federal and state laws, and has reaffirmed the confidentiality, non-competition, non-solicitation, non-disparagement and certain other customary provisions in his employment agreement. Dr. Gainer will continue to serve on the Company’s board of directors and is entitled to receive yearly compensation for his services as a member of the board of directors.

The Separation Agreement further provides that Dr. Gainer will provide consulting services to the Company pursuant to a consulting agreement, by and between the Company and Dr. Gainer, dated as of March 12, 2020 (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, Dr. Gainer will provide expert advice and services to the Company for a one-year period in connection with the development of trans sodium crocetinate (TSC) as a therapeutic agent for hypoxic conditions. Dr. Gainer will receive a monthly consulting fee equal to $6,000 during the term of the Consulting Agreement.

The foregoing descriptions of the Separation Agreement and the Consulting Agreement are qualified in their entirety by reference to the full text of the Separation Agreement and the Consulting Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

On March 12, 2020, the Company issued a press release announcing Dr. Gainer’s retirement from his position as the Company’s Chief Scientific Officer. The press release is attached as Exhibit 99.1 to this report.

Item 2.02 – Results of Operations and Financial Condition

On March 17, 2020, the Company issued a press release announcing its financial results for its fourth quarter ended December 31, 2019. A copy of that press release and the attached financial schedules are attached as Exhibit 99.2 to this report and incorporated herein by reference.

The information in this Item 2.02 (including Exhibit 99.2) is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

10.1	Separation Agreement, dated March 12, 2020, by and between Diffusion Pharmaceuticals Inc. and John L. Gainer.

10.2	Consulting Agreement, dated March 12, 2020, by and between Diffusion Pharmaceuticals Inc. and John L. Gainer

99.1	Press release dated March 12, 2020, announcing John L. Gainer’s retirement

99.2	Press release dated March 17, 2020, announcing financial results for the fourth quarter ended December 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2020	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ David G. Kalergis
Name: David G. Kalergis
Title: Chief Exectutive Officer